Exhibit 32.2

Certification Pursuant To

18 U.S.C. Section 1350,

As Adopted Pursuant To

Section 906 Of The Sarbanes-Oxley Act Of 2002

In connection with the Quarterly Report of OptiLeaf, Inc. (the "Company") on Form 10-Q for the period ended June 30, 2017 as filed with the Securities and Exchange Commission (the "Report"), I, Nick Nguyen, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1) The Report fully complies with the requirements of Section 13(a) or 15 (d) of the Securities Exchange Act of 1934; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition of the Company as of the dates presented and the results of operations of the Company.

By:	/s/ Nick Nguyen
Name: Nick Nguyen Position: Chief Operating Officer, Chief Financial Officer Duly Authorized and Principal Financial Officer

Dated: August 21, 2017

The foregoing certification is being furnished solely pursuant to section 906 of the Sarbanes-Oxley Act of 2002 (subsections (a) and (b) of section 1350, chapter 63 of title 18, United States Code) and is not being filed as part of a separate disclosure document.